Exhibit 99.1

THE WALT DISNEY COMPANY AND COMCAST ANNOUNCE AGREEMENT ON
HULU’S FUTURE GOVERNANCE AND OWNERSHIP

BURBANK, CA and PHILADELPHIA, PA- May 14, 2019-The Walt Disney Company (NYSE: DIS) and Comcast Corporation (NASDAQ: CMCSA) announced today that, effective immediately, Disney will assume full operational control of Hulu in return for Disney and Comcast entering into a “put/call” agreement regarding NBCUniversal’s 33% ownership interest in Hulu. Under the put/call agreement, as early as January 2024, Comcast can require Disney to buy NBCUniversal’s interest in Hulu and Disney can require NBCUniversal to sell that interest to Disney for its fair market value at that future time. Hulu’s fair market value will be assessed by independent experts but Disney has guaranteed a sale price for Comcast that represents a minimum total equity value of Hulu at that time of $27.5 billion.

Disney and Comcast have agreed to fund Hulu’s recent purchase of AT&T Inc.’s 9.5% interest in Hulu, pro rata to their current two thirds/one third ownership interests and, going forward, Comcast will have the option but not the obligation to fund its proportionate share of Hulu’s future capital calls and will be diluted if it elects not to fund. Disney has agreed that only $1.5 billion of any year’s capital calls can be funded through further equity investments with any capital in excess of that annual amount being funded by non-diluting debt. Whether Comcast funds its share of those equity capital calls or not, Disney has agreed that Comcast’s ownership interest in Hulu will never be less than 21% such that Comcast is guaranteed to receive at least $5.8 billion under the put/call agreement.

In addition to the put/call agreement, Comcast has agreed with Hulu to extend the Hulu license of NBCUniversal content and the Hulu Live carriage agreement for NBCUniversal channels until late 2024 and to distribute Hulu on its Xfinity X1 platform. NBCUniversal can terminate most of its content license agreements with Hulu in three years’ time, and in one year’s time NBCUniversal will have the right to exhibit on its own OTT service certain content that it currently licenses exclusively to Hulu in return for reducing the license fee payable by Hulu.

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About The Walt Disney Company:
Disney, together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Parks, Experiences and Products; Studio Entertainment; and Direct-to-Consumer and International. Disney is a Dow 30 company and had annual revenues of $59.4 billion in its Fiscal Year 2018. For more information about Disney, please visit www.thewaltdisneycompany.com.

About Comcast Corporation:

Comcast Corporation is a global media and technology company with three primary businesses: Comcast Cable, NBCUniversal, and Sky. Comcast Cable is one of the United States’ largest high-speed internet, video, and phone providers to residential customers under the Xfinity brand, and also provides these services to businesses. It also provides wireless and security and automation services to residential customers under the Xfinity brand. NBCUniversal is global and operates news, entertainment and sports cable networks, the NBC and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures, and Universal Parks and Resorts. Sky is one of Europe's leading media and entertainment companies, connecting customers to a broad range of video content through its pay television services. It also provides communications services, including residential high-speed internet, phone, and wireless services. Sky operates the Sky News broadcast network and sports and entertainment networks, produces original content, and has exclusive content rights. Visit www.comcastcorporation.com for more information.

About Hulu:

Hulu is the leading premium streaming service offering live and on-demand TV and movies, with and without commercials, both in and outside the home. Launched in 2008, Hulu has grown to more than 28 million customers in the U.S. and is the only service that gives viewers instant access to current shows from every major U.S. broadcast network; libraries of hit TV series and films; and acclaimed Hulu Originals like Emmy® and Golden Globe Award-winning series The Handmaid’s Tale, Emmy® Award-nominated The Looming Tower, Shrill, The Act, Marvel’s Runaways and Castle Rock, and Oscar®-nominated documentary film Minding the Gap, as well as live news, entertainment and sports from 21st Century Fox, The Walt Disney Company, NBCUniversal, CBS Corporation, The CW, Turner Networks, A+E Networks and Discovery Networks - all in one place. Upcoming Hulu Originals include Catch-22 from George Clooney; Four Weddings and a Funeral from Mindy Kaling; Wu-Tang: An American Saga from Brian Grazer and The RZA; and Little Fires Everywhere from Reese Witherspoon and Kerry Washington.

Forward Looking Statements:
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may include expectations regarding our business plans, products, expectations regarding growth and performance, and other statements. Forward-looking statements herein may contain words such as “will,” “may,” “expect,” “believe,” similar expressions, and variations or negatives of these words.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update these statements. Actual events may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, as well as from developments beyond the Company’s control, including changes in competitive conditions; consumer preferences; international, political, regulatory, health concern and military developments; and changes in domestic and global economic conditions that may affect our businesses generally. Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 29, 2018 under Item 1A, “Risk Factors,” and subsequent reports.
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Contacts:

The Walt Disney Company

Media Contacts:

Zenia Mucha
(818) 560-5300
zenia.mucha@disney.com

David Jefferson
(818) 560-4832
david.j.jefferson@disney.com

Karen Hobson
(818) 560-4057
karen.hobson@disney.com

Investor Contact:

Lowell Singer
(818) 560-6601
lowell.singer@disney.com

NBCUniversal

Media Contact:

Hilary Smith
(212) 664-2617
hilary.smith@nbcuniversal.com

Comcast Corporation

Media Contact:

John Demming
(215) 286-8011
john_demming@comcast.com

Investor Contact:

Jason Armstrong
(215) 286-7972
jason_armstrong@comcast.com